Exhibit 32.2

CERTIFICATION OF
 CHIEF FINANCIAL OFFICER
 UNDER SECTION 906 OF THE
 SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

The undersigned, David West Griffin, Chief Financial Officer of Energy XXI (Bermuda) Limited (the "Company"), hereby certifies that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2011 (the "Report") (1) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

/S/ DAVID WEST GRIFFIN
Date:  April 28, 2011                                                                           David West Griffin
Chief Financial Officer